Exhibit 99.1

KNIGHT CAPITAL GROUP TO ACQUIRE EDGETRADE, A LEADING AGENCY-ONLY TRADE EXECUTION AND ALGORITHMIC SOFTWARE FIRM

Transaction totaling approximately $59.5 million will enhance Knight’s algorithmic trading capabilities

Deal combines EdgeTrade’s client order-driven algorithms with Knight’s trade execution services

JERSEY CITY, New Jersey, and NEW YORK, New York (November 19, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that it has agreed to acquire EdgeTrade Inc., a leading agency-only trade execution and algorithmic software firm, for approximately $29.5 million of cash and 2.3 million shares of unregistered Knight stock, subject to adjustment based on Knight’s stock price prior to closing and the working capital of EdgeTrade at the closing.

“EdgeTrade is a recognized leader in developing algorithmic trading strategies that increase alpha for client firms,” said Thomas M. Joyce, Chairman and CEO of Knight Capital Group. “As algorithmic trading increases in a fragmented market environment, the acquisition of EdgeTrade will enhance our trade execution services and provides us with a significant advantage as demand continues to grow for sophisticated, next generation algorithms. Beyond the immediate opportunity to cross-sell EdgeTrade’s algorithms to clients through Knight Direct, our direct market access platform, we anticipate demand for new algorithms that cover international equities as well as additional asset classes such as foreign exchange and options.”

Established in 1996, EdgeTrade Inc. is a privately-held firm based in New York, NY. EdgeTrade provides buy- and sell-side firms with agency-only trade execution services and algorithms that allow clients to more effectively capture liquidity and manage the trading process, maintain anonymity and reduce market impact and transaction costs. EdgeTrade has 43 employees.

“Clients want trading solutions that will give them an advantage in the market, as well as minimize their costs and potential for exposure,” said Joseph Wald, CEO of EdgeTrade. “As a part of Knight, we’ll have access to first-rate infrastructure and distribution, allowing us to reach a greater number of firms.”

Knight provides electronic and voice trade execution services across nearly all U.S. equities to more than 2,000 buy- and sell-side firms. In addition, Knight provides execution services in international equities, foreign exchange, futures, options and fixed income. The acquisition of EdgeTrade will strengthen Knight’s offering at a time when, according to industry analysts, approximately 94 percent of buy-side firms report they are using equity algorithms, up from 77 percent in 2006.

The close of the transaction is subject to receipt of regulatory approvals and is expected to be completed during the first quarter of 2008. Upon the close of the acquisition, EdgeTrade will operate as a separate subsidiary of Knight Capital Group.

Benefits and efficiencies of the planned acquisition include expanding the distribution of EdgeTrade’s algorithms to Knight’s buy- and sell-side clients as well as efficiencies from economies of scale relating to connectivity, clearing and market access technology. It is expected that the transaction will be slightly dilutive in 2008 and accretive in 2009. The acquisition is expected to be cash flow positive immediately following the closing of the transaction.

The advisors to Knight on the transaction are Sandler O’Neill + Partners and Skadden, Arps, Slate, Meagher & Flom LLP. The advisors to EdgeTrade are Evercore Partners and Lowenstein Sandler PC.

Conference Call and Webcast

Knight will conduct a conference call for analysts, investors and media at 9:30 a.m. Eastern Standard Time today, November 19, 2007. Chairman and CEO Thomas M. Joyce will make a statement and answer questions related to the acquisition of EdgeTrade Inc.

To access the call, domestic participants may dial 877-741-4241. International participants may dial 719-325-4789. The passcode is 5899943. Please dial in at least fifteen minutes before the call is scheduled to begin and be prepared to provide your name and company affiliation.

A live webcast of the conference call will be available at www.knight.com/investorcenter/webcasts.asp. Please note that participants who would like to ask questions must dial in to the conference call. Questions cannot be submitted through the webcast.

Presentation materials will be available immediately prior to the call at www.knight.com.

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About Knight Capital Group

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

About EdgeTrade Inc.

EdgeTrade has a reputation for the integrity of its unconflicted, anonymous execution services, next-generation algorithmic strategies and liquidity aggregation/access technology. An agency-only broker and software developer, clients of EdgeTrade, of which there are more than 220, include hedge funds, mutual funds, asset management firms and broker-dealers in North America, Europe and the Far East. EdgeTrade is a member of the FINRA and SIPC. EdgeTrade also ranks in the 2007 inaugural Inc. 5,000, a list of the fastest growing private companies in America. For more information on EdgeTrade, visit www.edgetrade.com.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of the business acquired by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K and under the heading “Risk Factors” in the Company’s Form 10-Qs for the quarterly periods ended June 30, 2007 and September 30, 2007, respectively, and in other reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS AT KNIGHT

Margaret Wyrwas	Jonathan Mairs
Senior Managing Director,	Vice President,
Corporate Communications & Investor Relations	Corporate Communications
201-557-6954 or	201-356-1529 or
mwyrwas@knight.com	jmairs@knight.com

Kara Fitzsimmons	Ludwig Marek
Director,	Vice President,
Media Relations	Marketing Communications - Institutional Group
201-356-1523 or	201-557-6948 or
kfitzsimmons@knight.com	lmarek@knight.com

CONTACT AT EDGETRADE

Timothy Lane
Senior Vice President
EdgeTrade Inc.
212-271-6470 ext. 270
timothy-lane@edgetrade.com